UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 18, 2012

BioCube, Inc.
(Exact name of registrant as specified in its charter)
(Former name if changed since last report)
Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1365 N. Courtenay Parkway, Suite A Merritt Island, FL		32953
(Registrant’s address)		(Zip Code)
Registrant’s telephone number, including area code: (321)-452-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2012, Registrant entered into an agreement with Li-Ion Technologies Limited, a Russian limited liability company(“Liotech”) with its principal office located in Moscow and production facilities located in Novosibirsk, Russia, granting BioCube the right to market and distribute batteries in the North American market utilizing the Liotech proprietary and patented process.

 Liotech has developed a revolutionary lithium ion battery for use in conventional power plants, renewable energy systems, industrial uninterruptable power supply devices, network energy storage and other commercial and household energy storage related uses.  Liotech, one of the largest Li-Ion batteries manufacturers in the world with total annual production capacity of 1.4GWh, was created in 2010 to further the development of lithium-ion battery technologies for use as energy storage in conventional and solar/wind power applications, electrical vehicles and uninterrupted power supplies.Utilizing its recently announced GreenSync Solutions platform, BioCube will distribute Liotech batteries and battery management systems in North America, initially to companies in the solar and wind power generation, followed by marine equipment and electrical vehicles producers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCUBE, INC.

Date: December 18, 2012	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive and Financial Officer

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